SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 1, 2014 (November 24, 2014)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 24, 2014, the registrant completed the acquisition through a subsidiary of a ten story commercial building at 207 East Redwood Street in Baltimore, Maryland for $15.7 million. A majority of the work necessary to convert the building to a 130 room Hotel RL has been completed. The registrant intends to spend an additional $3.5 million in capital improvements to complete the redevelopment and renovations.

The registrant has signed a non-binding letter of intent with Shelbourne Capital to form a joint venture related to the hotel. The registrant expects to contribute the hotel to the joint venture in exchange for an equity interest in the joint venture and a substantial amount of cash that will be contributed to the joint venture by Shelbourne Capital and other third parties. The registrant also expects that in early 2015 the joint venture will recapitalize a portion of its investment in the property through secured debt financing.

A copy of the December 1, 2014 press release announcing the closing of the acquisition of the hotel is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated December 1, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: December 1, 2014	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

3